Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

February 14, 2024

OMEGA FUND VI, L.P.

BY:	Omega Fund VI GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Otello Stampacchia
Director

OMEGA FUND VI GP, L.P.

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Otello Stampacchia
Director

OMEGA FUND VI GP MANAGER, LTD.

By:	/s/ Otello Stampacchia
Director

/s/ * Otello Stampacchia, as Attorney-in-Fact
Claudio Nessi

/s/ Otello Stampacchia
Otello Stampacchia

/s/ * Otello Stampacchia, as Attorney-in-Fact
Anne-Mari Paster